                                                                    EXHIBIT 10.2

                            Amendment Number 4 to the

     Automatic Flexible Premium Variable Life Reinsurance Agreement Number 3
                         (Referred to as the Agreement)

                                     Between

                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

                             St. Petersburg, Florida
                         (referred to as the Reinsured)

                                       and

                           GLOBAL PREFERRED RE LIMITED

                                Hamilton, Bermuda
                         (referred to as the Reinsurer)

                             Effective July 1, 2003

I. Article IX, REINSURANCE RESERVES, Sections 1 is hereby replaced as follows:

         1.       The Reinsurer will:

                  (a) Set up Statutory Reserves and Liabilities not less than the reduction taken by the Reinsured for the reinsured contracts; and if greater,

                  (b) Establish a liability ("Benefit Reserve"), for the benefit of the Reinsured, not less than the excess of the present value of expected future reinsured benefits, less the present value of future expected gross reinsurance premiums.

II. Schedule B4, Benefit Reserve Formula and Assumptions, is hereby replaced as follows:

SCHEDULE B4, BENEFIT RESERVE FORMULA AND ASSUMPTIONS

BENEFIT RESERVE METHODOLOGY

The reserve calculation method is the net premium method with the reserve calculated over a 20-year period, after which the business may be recaptured. The terminal reserves are calculated using monthly curtate assumptions; premiums are paid at the beginning of the month and death benefits are paid at the end of the month. The formula for the terminal reserve is:

         tV(12) = PVt (expected future benefits) - k * PVt (expected future gross reinsurance premiums),

         where

         k = PVt (expected future benefits)/PVt (expected future gross reinsurance premiums) for t=0, and

         tV(12) is the terminal reserve at duration t.


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The final reserve calculation represents an exact linear interpolation between two terminal reserves, giving the formula:

         t-1+sV(12) = t-1V(12) * (1-s) + tV(12) * s,

         where

         s is the portion of one year expired between the last policy anniversary and the valuation date.

BENEFIT RESERVE ASSUMPTIONS

>> Interest rate: The maximum statutory interest rate allowed by law as prescribed in the NAIC Standard Valuation Law and approved by the State of Ohio Department of Insurance.

>> Gross Reinsurance Premiums: Financial Freedom Builder (FFB) guaranteed cost of insurance charge paid on a monthly basis.

>> Mortality: Mortality is the 80 CSO mortality table based on Gender (Male/Female) and Smoking status(Nonsmoker, Smoker).

>>       Expected Benefits:

         - Policies with a level death benefit option (Option A): The expected benefits (net amount at risk) per unit of initial $1,000 of specified amount are:

            DURATION       NAR      DURATION       NAR      DURATION       NAR       DURATION      NAR
            --------      -----     --------      -----     --------      -----      --------     -----
                1         1,000         6          962         11          923          16         885
                2          992          7          954         12          916          17         878
                3          985          8          946         13          908          18         870
                4          977          9          939         14          900          19         862
                5          969         10          931         15          893          20         855

         -        All other policies and riders: Expected benefits are level.

>>       Lapse Rates: None.


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                                    * * * * *

Except as expressed herein, all terms, covenants and provisions of the Automatic Flexible Premium Variable Life Reinsurance Agreement Number 3, as amended, not in conflict with the provisions of this amendment shall remain unaltered and in full force and effect.

In witness of the above, the Reinsured and the Reinsurer, by their respective officers have executed this amendment in duplicate at the dates and places indicated and shall be effective as of July 1, 2003.

WESTERN RESERVE LIFE                         GLOBAL PREFERRED RE LIMITED
ASSURANCE CO. OF OHIO



at  St. Petersburg, FL                   at  Duluth, GA
   -------------------------------          -----------------------------------
on: October 21, 2003                     on: October 15, 2003                 .
   -------------------------------          -----------------------------------



By: /s/  Larry Kirkland                  By: /s/ Bradley E. Barks
   -------------------------------          -----------------------------------
Title: VP & Managing Actuary             Title: CFO



By:  /s/  Stefanie J. Harder             By: /s/  David W. McLeroy
   -------------------------------          -----------------------------------
Title: Staff Actuary                     Title: VP - Financial Projects


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